STANDARD & POOR'S    Frank A. Ciccotto, Jr.          55 Water Street-45th Floor
                     Senior Vice President                  New York, NY  10041
                     Securities Evaluations                 (212) 438-4417  Tel
                     frank_ciccottojr@sandp.com             (212) 438-7748  Fax





March 11, 2014

First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:                         The First Trust Combined Series 438

Gentlemen:

We have examined the Registration Statement File No. 333-194096, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 438. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Frank A. Ciccotto, Jr.